UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

ENOCHIAN BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2080 Century City East Suite 906 Los Angeles, CA 90067 (Address of principal executive offices)

+1(786) 888-1685

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of Each Class Trading Symbol Name of Each Exchange on Which Registered Common Stock, par value $0.0001 per share ENOB The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2020, Enochian Biosciences, Inc., a Delaware corporation (the “Company”) entered into a Statement of Work & License Agreement (the “License Agreement”), by and among the Company, G Tech Bio, LLC, a California limited liability company (“G Tech”) and G Health Research Foundation, a not for profit entity organized under the laws of California doing business as Seraph Research Institute (“SRI”), whereby the Company acquired an perpetual, sublicensable, exclusive license (the “License”) for a treatment under development (the “Treatment”) aimed to treat the Hepatitis B Virus (HBV) infections in accordance with its agreement in principle with G Tech and SRI announced by the Company on November 25, 2020.

The License Agreement states that in consideration for the License, the Company shall provide cash funding for research costs and equipment and certain other in-kind funding related to the Treatment over a 24 month period, and provides for an up front payment of $1.2 million within 7 days of January 31, 2020, along with additional payments upon the occurrence of certain benchmarks in the development of the technology set forth in the License Agreement, in each case subject to the terms of the License Agreement. Additionally, the License Agreement provides for cooperation related to the development of intellectual property related to the Treatment and for a 2% royalty to G Tech on any net sales that may occur under the License.

The License Agreement contains customary representations, warranties and covenants of the parties with respect to the development of the Treatment and the License. G Tech and SRI are each controlled by certain members of Weird Science, LLC, a shareholder of the Company, and G Tech and the Company are party to a consulting agreement, dated July 9, 2018, under which G Tech provides services to the Company unrelated to the License.

The foregoing description of the License Agreement does not purport to be complete, and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference herein.

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Item 8.01 Other Events.

On February 3, 2020, the Company issued a press release announcing the License Agreement and the acquisition of the License described in Item 1.01 hereto. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	License Agreement	Filed herewith
99.1	Press Release	Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.

By: /s/Mark R. Dybul Name: Mark R. Dybul Title: Executive Vice Chair

Date: February 3, 2020

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